EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123943) of SmartPros Ltd. and Subsidiaries (the “Company”) of our report dated March 13, 2009, relating to the financial statements of the Company included in the Company’s Annual Report (Form 10-K) for the years ended December 31, 2008 and 2007.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP

Melville, New York
March 23, 2009